Exhibit 99.5


                         SECURITIES PURCHASE AGREEMENT


     AGREEMENT, dated as of January 23, 1996 (this "Agreement"), between Insurance Partners, L.P., a Delaware limited partnership ("IP") and Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership ("IPB" and, together with IP, "Sellers"), and MCLP I Limited Partnership, a Massachusetts limited partnership ("Purchaser").

     IP and IPB are the beneficial and record owners of the IP Securities and the IPB Securities, respectively (each as defined herein). IP and IPB wish to sell the IP Securities and the IPB Securities, respectively, and Purchaser wishes to purchase such securities upon the terms and conditions set forth in this Agreement.

     Sellers and Purchaser desire to set forth herein the allocation of certain rights under the Registration Rights Agreement, dated as of January 23, 1996 (as clarified, supplemental or otherwise amended, the "Registration Rights Agreement"), by and among IP, IPB and Highland Insurance Group, a Delaware corporation ("Highlands").

     In consideration of the premises and the respective representations, warranties and agreements contained herein, the parties hereto agree as follows:

     I.   Sale and Purchase of Securities.

          1.1 IP does hereby sell, convey, transfer, assign and deliver to Purchaser, and Purchaser does hereby purchase, assume and accept from IP, $309,450.54 principal amount (the "IP Debentures") of Highland's 10% Convertible Subordinated Debentures due December 31, 2005 (the "Debentures"), together with Highland's Common Stock Purchases Warrants, Series A (the "Series A Warrants"), initially exercisable to purchase 19,549 shares (the "IP Series A Warrants") of Highland's Common Stock, par value $.01 per share (the "Common Stock"), and Highland's detachable Common Stock Purchase Warrants, Series B (the "Series B Warrants"), initially exercisable to purchase 5,144 shares of Common Stock (the "IP Series B Warrants"), for the purchase price set forth on Annex I hereto, the receipt of which is hereby acknowledged by IP. The IP Debentures, the IP Series A Warrants and the IP Series B Warrants are hereinafter referred to as the "IP Securities."

          1.2 IPB does hereby sell, convey, transfer, assign and deliver to Purchaser, and Purchaser does hereby purchase, assume and accept from IPB, $170,549.46 principal amount of the Debentures (the "IPB Debentures"), together with Series A Warrants initially exercisable to purchase 10,774 shares of Common Stock (the "IPB Series A Warrants") and Series B Warrants initially exercisable to purchase 2,835 shares of Common Stock (the "IPB Series B Warrants), for the purchase price set forth on Annex I hereto, the receipt of which is hereby acknowledged by IPB. The IPB Debentures, the IPB Series A Warrants and the IPB Series B Warrants are hereinafter referred to as the "IPB Securities," and, together with the IP Securities, the "Securities."

     2.   Representations and Warranties.

          2.1 Of Sellers. Each Seller represents and warrants to Purchaser that such Seller has good and valid title to the Securities sold by such Seller hereunder free and clear of any lien, encumbrance or other adverse claim (other than as set forth in the Investment Agreement, dated as of October 10, 1995, by and among Highlands, Haliburton Company, a Delaware corporation, IP and IPB) and Purchaser will acquire good and valid title to such Securities free and clear of any lien, encumbrance or other adverse claim (except any restrictions imposed by the IP Pledge Agreement, the IP Note, the IPB Pledge Agreement or the IPB Note (each as defined below), or federal or state securities laws).

          2.2  Of Purchaser.

               2.2.1 Purchaser is able to bear the substantial economic risks of investments made hereunder and can afford a complete loss of such investments.

               2.2.2 Purchaser shall make investments hereunder for its own account for investment purposes only and not with a view to resale, assignment or other distribution, in whole or in part. No other person has or will have a direct or indirect beneficial interest in the Purchaser's investments made hereunder.

               2.2.3 Purchaser has such knowledge and experience in financial, investment and business matters so as to enable it to evaluate the merits and risks of the investments made hereunder and to make an informed investment decision with respect thereto. Purchaser has carefully considered and has, to the extent he believes such discussion necessary, discussed with Purchaser's professional legal, tax, accounting and financial advisors the suitability of the investments made hereunder for Purchaser's particular tax and financial situation and has determined that the investments made hereunder are suitable investments for the Purchaser.

     3. Ancillary Documents. Concurrently with the execution and delivery of this Agreement, (i) IP and Purchaser shall execute and deliver a pledge agreement substantially in the form of Exhibit A hereto (the "IP Pledge Agreement"), (ii) Purchaser shall execute and deliver a limited recourse promissory note in favor of IP substantially in the form of Exhibit B hereto (the "IP Note"), (iii) IPB and Purchaser shall execute and deliver a pledge agreement substantially in the form of Exhibit C hereto (the "IPB Pledge Agreement") and (iv) Purchaser shall execute and deliver a limited recourse promissory note substantially in the form of Exhibit D hereto (the "IP Note").

     4.   Registration Rights Agreement.

          4.1 Purchaser hereby agrees that Sellers shall retain the sole right under the Registration rights Agreement to (i) initiate or withdraw a Demand Request (as defined in the Registration Rights Agreement) and (ii) select the investment banking firm or firms to manage an underwritten offering in the case of any Demand Registration (as defined in the Registration Rights Agreement).

          4.2 In the case of any Demand Registration, Sellers shall give prompt initial notice to Purchaser of their intention to effect a Demand Registration (which notice shall be given not less than fifteen (15) days prior to the making of the Demand Request therefor) and such notice shall offer Sellers the opportunity to have any or all of the Securities included in such registration statement, subject to the limitations contained herein and in the Registration Rights Agreement. In the event Sellers desire to have Securities registered pursuant to such Demand Registration, Sellers will so advise Purchasers in writing within ten (10) days after the date of receipt of such notice from Purchasers. In the event that all Registrable Securities (as defined in the Registration Rights Agreement) of Purchaser and Sellers cannot be included in such Demand Registration in accordance with the terms of the Registration Rights Agreement, the number of such Registrable Securities requested to be included therein by Purchaser and Sellers shall be reduced on a pro rata basis, based on their respective holdings of Registrable Securities.

     5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

     6. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of each of the parties hereto with respect to any of the terms contained herein.

     7. Entire Agreement. This Agreement, together with the agreements referenced herein, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                              SELLERS:

                              INSURANCE PARTNERS, L.P.

                              By:  Insurance GenPar, L.P., its
                                   general partner

                              By:  Insurance GenPar MGP, L.P.,
                                   its general partner

                              By:  Insurance GenPar MGP, Inc.,
                                   its general partner

                              By:  /s/ Daniel L. Doctoroff
                                   Name:  Daniel L. Doctoroff
                                   Title: Vice President


                              INSURANCE PARTNERS OFFSHORE
                              (BERMUDA), L.P.

                              By:  Insurance GenPar (Bermuda), L.P., its
                                   general partner

                              By:  Insurance GenPar (Bermuda) MGP, L.P.,
                                   its general partner

                              By:  Insurance GenPar (Bermuda) MGP, Ltd.,
                                   its general partner

                              By:  /s/ Daniel L. Doctoroff
                                   Name:  Daniel L. Doctoroff
                                   Title: Vice President


                              PURCHASER:

                              MCLP I LIMITED PARTNERSHIP

                              By:  MCLP I Corp., its general
                                   partner


                              By:  /s/ David A. Kaplan
                                   Name: David L. Kaplan
                                   Title:  Treasurer

                                                       ANNEX I


                                PURCHASE PRICES



     SECURITY                                PRICE

     IP Securities                           $309,450.54

     IPB Securities                          $170,549.46